Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 13, 2022

TotalEnergies SE

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TotalEnergies Holdings USA, Inc. 2022 Employee Shareholder Plan of our third-party report dated January 19, 2022, concerning our estimates, as of December 31, 2021, of the net proved oil, condensate, and gas reserves of certain fields attributable to or controlled by PAO NOVATEK, which is included as Exhibit 15.3 to the Annual Report on Form 20-F of TotalEnergies SE for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission on March 25, 2022 and to the references to our firm contained in the sections entitled “Assessment process for reserves” and “Statements by experts” in such Annual Report.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716